ITEM 77C

 The MFS InterMarket Income Trust I held a special meeting of shareholders on June 22, 2007.Shareholders represented in person or by proxy voted as follows:

  Proposal 3:To elect trustees to the Board of Trustees of the Fund to replace all of the current trustees of the Fund,contingent upon shareholder approval of
 (1) above by the holders of common shares.

 Trustee                                         For              Withheld

 Robert E. Butler                             6,698,461.1607       941,882.9960
 % of Shares Voted                                87.67              12.33
 % of Outstanding Shares                          60.84               8.56
 Cityplace
  Lawrence H. Cohn                    6,692,311.1607       948,032.9960
 % of Shares Voted                                87.59              12.41
 % of Outstanding Shares                          60.79               8.61

 PersonName
 David H. Gunning                   6,701,211.1607       939,132.9960
 % of Shares Voted                                87.71              12.29
 % of Outstanding Shares                          60.87               8.53

 William R. Gutow                             6,696,461,1607       943,882.9960
 % of Shares Voted                               87.65              12.35
 % of Outstanding Shares                         60.83               8.57

  Hegarty                              6,703,011.1607       937,332.9960
 % of Shares Voted                              87.73              12.27
 % of Outstanding Shares                        60.89               8.51

 Person
  NameJ. Atwood Ives                     6,696,316.1607       944,027.9960
 % of Shares Voted                              87.64              12.36
 % of Outstanding Shares                        60.82               8.58

 Robert J. Manning                            6,700,511.1607       939,832.9960
 % of Shares Voted                              87.70              12.30
 % of Outstanding Shares                        60.86               8.54

 Cityplace
 Lawrence T. Perera                  6,690,066.1607       950,277.9960
      % of Shares Voted                              87.56              12.44
       % of Outstanding Shares                        60.77               8.63

 Robert C. Pozen                              6,694,429.1607       945,914.9960
       % of Shares Voted                              87.62              12.38
       % of Outstanding Shares                        60.81               8.59

 J. Dale Sherratt                             6,696,561.1607       943,782.9960
       % of Shares Voted                              87.65              12.35
       % of Outstanding Shares                        60.83               8.57

 Laurie J. Thomsen                            6,701,167.1607       939,176.9960
       % of Shares Voted                              87.71              12.29
       % of Outstanding Shares                        60.87               8.53

 Robert W. Uek                                6,697,726.1607       942,617.9960
       % of Shares Voted                              87.66              12.34
       % of Outstanding Shares                        60.84               8.56


 Proposal 4:To elect trustees to the Board of Trustees of the Fund so that those current trustees whose terms will expire this year will continue to hold office until the trustees elected pursuant to(3) above, take office or until the end of those current trustees' stated terms, whichever is earlier by the holders of common shares.


 Trustee                                 For                  Withheld

 John J. Neuhauser                            6,700,819.1511       939,525.0056

       % of Shares Voted                              87.70              12.30

       % of Outstanding Shares                        60.87               8.53

 Thomas C. Theobald                           6,692,369.1511       947,975.0056

       % of Shares Voted                              87.59              12.41

       % of Outstanding Shares                        60.79               8.61

 Anne Lee Verville                            6,702,519.1511       937,825.0056

       % of Shares Voted                              87.73              12.27

       % of Outstanding Shares                        60.88               8.52


 The MFS InterMarket Income Trust held a special meeting of shareholders on June 28, 2007.Shareholders represented in person or by proxy voted as follows:

 Proposal 1:To vote on a proposed new investment advisory agreementfor the Fund between the Fund and MFS.


   For                Against            Abstain            Non Votes
  Shares
  5,312,212.9156       810,818.5139       360,184.7272       1,373,553.0000

 % of Shares Voted
       67.72              10.32               4.58                17.48

 % of Outstanding Shares
       48.25               7.37               3.27                12.48

 Proposal 2: To vote on an amended and restated declaration of trust for the Fund contingent upon shareholder approval of (1) above.


       For               Against            Abstain            Non Votes
     Shares
   5,294,007.7664       822,369.9071       366,838.4832       1,373,553.0000

  % of Shares Voted
       67.38              10.47               4.67                17.48

 % of Outstanding Shares
       48.09               7.47               3.33                12.48